UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2017

Alarm.com Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37461	26-4247032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8281 Greensboro Drive, Suite 100 Tysons, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 389-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Reference is made to the Current Reports on Form 8-K (the “Prior 8-Ks”) filed by Alarm.com Holdings, Inc. (the “Company”) with the Securities and Exchange Commission on June 23, 2016 and November 16, 2016.

As previously disclosed in the Prior 8-Ks, ICN Acquisition, LLC, a wholly-owned indirect subsidiary of Alarm.com (the “Buyer” and, together with the Company, collectively “Alarm.com”), entered into an Asset Purchase Agreement, dated as of June 23, 2016, by and among Alarm.com, Icontrol Networks, Inc. (“Icontrol”) and Fortis Advisors, LLC as the representative of Icontrol’s stockholders (as subsequently amended in November 2016, the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, Alarm.com agreed to acquire certain assets and assume certain liabilities of Icontrol’s “Connect” line of business and all of the outstanding equity interests of the two subsidiaries through which Icontrol conducts its “Piper” line of business (collectively, the “Acquisition”).

On March 8, 2017, Alarm.com completed the Acquisition pursuant to the terms of the Asset Purchase Agreement. The cash consideration paid by Alarm.com, after the estimated working capital adjustment, was $148.5 million, of which:

•	$500,000 was deposited in escrow to be held until the final determination of the closing date working capital, when the escrowed amount will be released in accordance with the Asset Purchase Agreement; and

•	$14 million was deposited in escrow to be held for 12 months following the closing of the Acquisition and applied towards the indemnification obligations of the Icontrol stockholders, with the unused balance, if any, to be released to them if not used for indemnification.

As described in the Prior 8-Ks, Alarm.com also assumed certain liabilities pursuant to the Asset Purchase Agreement upon the closing of the Acquisition. Alarm.com used approximately $81.5 million of cash on hand and drew approximately $67.0 million under its senior line of credit with Silicon Valley Bank and a syndicate of lenders to fund the amounts described above.

On March 8, 2017, the Company issued a press release announcing the closing of the Acquisition, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company expects that in the 12 months following the closing of the Acquisition, the Acquisition will contribute $38 million - $42 million of total revenue, including $5 million of hardware and other revenue, and that Adjusted EBITDA will be in the range of $10 million - $13 million, which excludes costs related to the Acquisition including accounting, tax, legal and integration costs.

The information “furnished” in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Use of Non-GAAP Financial Measures

Adjusted EBITDA is not a measure calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company defines Adjusted EBITDA as net income before interest expense and other income / (expense), net, provision for income taxes, amortization and depreciation, stock-based compensation expense, acquisition-related expense and legal costs incurred in connection with non-ordinary course litigation, particularly costs involved in ongoing intellectual property litigation. The Company has included an estimate of Adjusted EBITDA in this Current Report because it believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating its operating results in the same manner as the Company’s management and board of directors. Reconciliation of Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure, in particular, non-ordinary course litigation expense and acquisition-related expenses can have unpredictable fluctuations based on unforeseen activity that is out of the Company’s control and/or cannot reasonably be predicted. The Company expects the above charges to have a significant and potentially highly variable impact on its future GAAP financial results.

Item 8.01	Other Events.

As previously disclosed, on February 22, 2017, Honeywell International Inc. (“Honeywell”) filed an action in the United States District Court for the District of New Jersey against the Company and Icontrol seeking to enjoin the Acquisition as a violation of the antitrust laws. On March 3, 2017, the Company and Honeywell entered into an agreement (the “Settlement Agreement”) to settle the lawsuit, which became effective upon the closing of the Acquisition. The parties to the settlement have agreed to keep the terms of the Settlement Agreement confidential.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the Company’s future financial performance and the expected contribution of the Acquisition to the Company’s operating results for the 12 months following the closing of the Acquisition. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Acquisition could subject the Company to significant additional liabilities for which it may not be indemnified; the Acquisition may cause disruption in the Company’s business or in the Connect and Piper business units; the Company may experience difficulties in realizing the expected benefits of the Acquisition; the Company’s actual post-Acquisition operating results may differ significantly from any guidance provided; the Company’s ability to manage and execute on the Company’s business strategies; the effects of increased competition and evolving technologies; the Company’s ability to effectively enhance, innovate and scale the Company’s solutions; consumer demand for interactive security and home automation services; the reliability of the Company’s hardware and technology suppliers; future financial prospects; as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016, the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016 filed with the Securities and Exchange Commission on November 14, 2016 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. The Company does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired.

To the extent required by this item, the financial statements of the acquired lines of business will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

To the extent required by this item, unaudited pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated March 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alarm.com Holdings, Inc.

Date: March 8, 2017	By:	/s/ Stephen Trundle
Stephen Trundle
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated March 8, 2017.